SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 15, 2007

POSITRON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1304 Langham Creek Drive, Suite 300, Houston, Texas 77084		95472
(Address of Principal Executive Offices)		(Zip Code)

(281) 492-7100
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On August 15, 2007, the Registrant consummated an exchange with holders of the Class A Preferred Shares (the "Class A Shares") of the Registrant's wholly-owned subsidiary, Imaging PET Technologies, Inc., an Ontario corporation ("IPT").  The Registrant issued 136,250 shares of its Series B Convertible Redeemable Preferred Stock, par value $1.00 per share (the "Series B"), and IPT exchanged 650,000 shares of its previously issued shares of Series B, to holders of IPT's Class A Shares (the "Class A Holders").  The Class A Holders had previously subscribed for the Class A Preferred Shares in an offering pursuant to the exemptions under the Canadian securities law.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION

Date: August 16, 2006	By:	/s/ Patrick G. Rooney

Patrick G. Rooney Chairman of the Board